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                                                                   EXHIBIT 10.12

STATE OF NORTH CAROLINA
                                                                 LEASE AGREEMENT
COUNTY OF ALAMANCE



         THIS LEASE AGREEMENT is made and entered into as of the 28th day of July, 1997, by and between Carolina Hosiery Mills, Inc., t/a Alamance Industrial Park ("Landlord") and AutoCyte, Inc. ("Tenant").

                                   WITNESSETH:

         In consideration of the rents hereinafter agreed to be paid and in consideration of the mutual covenants and agreements hereinafter recited, Landlord does hereby lease and demise unto Tenant and Tenant does hereby lease and take as Tenant from Landlord those certain premises with improvements thereon currently containing approximately 20,160 square feet ("Area A") situated on certain land at 780-784 Plantation Drive, in the City of Burlington, County of Alamance, State of North Carolina, and being more particularly described on Exhibit "A" attached hereto. Landlord will construct an addition to the premises, according to the Tenant's design and being more particularly described on Exhibit "A" attached hereto as Area B, containing approximately 23,132 square feet. Upon completion of this addition and the issuance of a certificate of occupancy, Landlord will lease and demise unto Tenant and Tenant will lease and take as Tenant from Landlord the entire Area A and Area B (the "Premises").

         TO HAVE AND TO HOLD the said Premises unto the Tenant upon the following terms and conditions:

         1. TERM. The Term of this Lease shall commence as of the date hereof for Area A. Thirty (30) days after the issuance of a certificate of occupancy for Area B, the Term of this Lease for the Premises shall commence and continue for a period of seven (7) years. Landlord and Tenant shall execute an amendment to this Lease confirming the date of commencement upon the issuance of the certificate of occupancy.

         2. OPTION TO RENEW. So long as Tenant is not in default hereunder it is agreed that, at the expiration of the initial term (the "Initial Term") of this Lease, Tenant shall have the right and option to renew this Lease for five (5) additional one-year term or terms (the "Renewal Term(s)"). Each such Renewal Term shall commence as of the end of the Initial Term of this Lease or the prior Renewal Term, as the case may be, and shall be subject to and in accordance with all terms and conditions set forth in this Lease. If Tenant shall desire to exercise this right and option, it shall give Landlord written notice not less than ninety (90) days prior to the expiration of the Initial Term of this Lease or the prior Renewal Term, as the case may be.

         3. OCCUPANCY. Tenant may take possession and occupy Area A of the Premises as shown on Exhibit "A" of this Lease immediately upon execution of the Lease Agreement.


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Tenant may take possession and occupy Area B of the Premises as shown on Exhibit
"A" of this Lease upon the issuance of a certificate of occupancy. Tenant shall take possession of the Premises without any additions or alterations to Area A of the Premises being made by Landlord, except that Landlord shall agree to construct at its expense the addition on Area B described in the plans and specifications agreed upon and initialed by the parties. Any alteration to the agreed upon specifications for Area B, whether addition or deletions, shall be reflected in written change orders. If a change order results in an increase in the cost of completion of Area B, Tenant shall be responsible for such cost; if a change order results in a decrease in the cost of completion, Landlord shall be responsible for a credit to Tenant; provided, however, upon issuance of a certificate of occupancy for Area B, both Landlord and Tenant agree to negotiate in good faith for an adjustment to the Adjusted Base Rent (defined in Paragraph
4 below) to reflect the additional costs or savings, as the case may be, produced by any change orders.

         4. RENTAL. Tenant shall continue to pay to Landlord the sum of Eight Thousand Six Hundred Ten and 50/100 Dollars ($8,610.50) as rent per month until Tenant's occupancy and possession of Area B of the Premises, due on the first day of each month, but payable on or before the tenth day of such month. Thirty (30) days after the issuance of a certificate of occupancy for Area B of the Premises, Tenant shall pay to Landlord the Adjusted Base Rent of Three Hundred Nine Thousand Five Hundred Thirty-Seven and 96/100 Dollars ($309,537.96) per annum, payable in monthly installments of Twenty-Five Thousand Seven Hundred Ninety-Four and 83/100 Dollars ($25,794.83) each, due on the first day of each month, in advance, but payable on or before the tenth day of the month for the first three (3) lease years of the seven-year term of this Lease. In addition to the Adjusted Base Rent for the last four (4) lease years of the seven-year term and lease years in any Renewal Term, Tenant shall pay Additional Rent in the amount, if any, calculated as set forth below. For purposes of this calculation the following definitions shall apply:

         (i) "Index" with respect to any month shall mean the "Consumer Price Index for Urban Wage Earners and Clerical Workers (1982-84 = 100) (Revised Series)" specified for "All Items" issued by the Bureau of Labor Statistics of the United States Department of Labor. In the event the foregoing Index shall hereafter be converted or otherwise revised, Landlord shall have the right to select, from such available Indices, the Index or combination of Indices to be used for purposes of this subparagraph. If the said Bureau shall cease publication of indices relating to the foregoing statistical information, Landlord shall have the right to select any index or combination of indices of similar statistical information.

         (ii) "Base Index" shall mean the Index for the month in which the Adjusted Base Rent commences.

         (iii) "Anniversary Month" shall mean the thirty-sixth (36th) month of the seven-year Lease Term as described above and the first month of any Renewal Term.


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         (iv)     "Cost of Living Increase" shall mean the fraction, the
                  numerator of which shall be the Index in the Anniversary Month less the Base Index, and the denominator of which shall be the Base Index.

         Landlord shall furnish to Tenant on or before the end of the second month following each Anniversary Month (or at such later time as the Index for the Anniversary Month is published) a statement setting forth the Base Index, the Index for the Anniversary Month and the Cost of Living Increase. If the Index for the Anniversary Month shall exceed the Base Index, there shall accrue as Additional Rent, for and with respect to the twelve-month period commencing on the first day of the first month following the Anniversary Month, an amount determined by multiplying the Adjusted Base Rent by the Cost of Living Increase. On or before the tenth day following submission of said statement to Tenant, Tenant shall pay to Landlord one-twelfth (1/12th) of said annual Additional Rent multiplied by the number of full or partial calendar months lapsed from the beginning of said lease year to the date of payment. On the first day of each succeeding calendar month during the remaining four (4) years of the seven-year term or during any renewal term, as the case may be, Tenant shall pay to Landlord one-twelfth (1/12th) of said annual Additional Rent.

         In the event the Term shall commence on a day other than the first day of a month or terminate on a day other than the last day of the month, the rent for such partial month shall be prorated.

         5. SURRENDER OF PREMISES. At the termination of this Lease, Tenant shall surrender the Premises and all keys, if any, to Landlord. The Premises shall be in the same condition as at the commencement of the Term, normal wear and tear and loss from casualty excepted, and Tenant shall remove from the Premises all of its property.

         6. HOLDING OVER. If Tenant remains in possession after expiration of the Initial Term or any Renewal Term(s), the tenancy shall be continued month-to-month and shall be terminable thereafter by either party upon thirty
(30) days' written notice to the other.

         7. SUBLETTING AND ASSIGNMENT. Tenant may not sublease nor assign all or any part of the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed.

         8. USE. The Premises shall be used and occupied by Tenant for manufacturing, warehouse, storage, general office and other associated and related purposes. Tenant, at Tenant's expense, shall comply with all applicable rules, regulations, ordinances and laws of governmental authorities having jurisdiction of the Premises, but only insofar as compliance shall pertain to the manner in which Tenant shall use the Premises; the obligation to comply in every other instance and all cases including but not limited to use, repairs, alterations, changes or additions to the Premises being the responsibility of Landlord.

         9. NO PHYSICIAN INTEREST. Landlord represents and warrants that no physicians or physician's family members have an interest in the Premises either directly or indirectly, through debt, equity, or otherwise. Landlord further represents that no physicians or

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physician's family members shall receive or share directly or indirectly in the proceeds of this Lease.

         10. CHANGE IN LAW OR REGULATION. Notwithstanding anything in this Lease to the contrary, should legal counsel reasonably and in good faith conclude that Tenant's use of the Premises is or may be in violation of any law or regulation, or subsequent changes in any applicable law or regulation, this Lease shall terminate upon thirty (30) days' notice to the other party unless within said thirty (30) day period the parties agree to such modifications in this Lease and use of the premises that may be necessary to establish compliance with the law or regulation.

         11. UTILITIES AND OTHER SERVICES. Landlord shall cause electric service to be furnished to the Premises. Landlord shall furnish adequate running water and sewer to the Premises. Tenant shall pay promptly, when due, all charges for the water, electricity and fuel consumed on the Premises.

         12. TAXES. Landlord shall pay all ad valorem taxes and assessments which may be levied, assessed or charged against the Premises except that Tenant shall pay all license, privilege, ad valorem or other taxes levied, assessed or charged against it on account of the operation of its business on the Premises or on account of property belonging to Tenant and located on the Premises.

         In the event ad valorem taxes charged or assessed for the Premises are at any time greater than the taxes charged for the first full calendar year after the year in which the certificate of occupancy for the addition is issued, Tenant shall pay promptly to Landlord or Landlord's agent, upon receipt of written notice and supporting documentation reasonably satisfactory to Tenant, such additional taxes.

         13. MAINTENANCE AND REPAIRS. Landlord at its cost shall maintain in good condition (i) the structural portions of the Premises and other improvements that are a part of the Premises, which structural portions include the foundations, load bearing, and exterior walls (excluding glass and doors), sub-flooring and roof, (ii) the electrical, plumbing, and sewage systems, and
(iii) window frames, gutters and downspouts to the Premises and other improvements that are a part of the Premises.

         In the event Landlord fails or refuses to commence repair of the defective condition, or make replacement, as the case may be, after a period of ten (10) days from receipt of notice, Tenant may cause the same to be remedied at Landlord's expense and deduct the cost from the next succeeding installment(s) of rent due by it to said Landlord, but, it is expressly understood and agreed that Landlord shall not be liable to Tenant for any damage it may sustain to its business, merchandise or equipment as a result of such defective condition.

         Except as hereinabove provided, Tenant, at its own cost and expense, shall maintain and replace, when necessary, all other parts of the Premises including elevator, mechanical equipment, doors, door framing, windows, window framing, and glass in as good repair as when the Premises were received by it, normal wear and tear and loss from casualty excepted. Tenant shall be responsible for maintenance and repair of the HVAC system.

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         14. INSPECTIONS, ACCESS. Landlord, without abatement of rent and without being deemed guilty of an eviction of the Tenant, may enter the Premises at reasonable hours to exhibit the same to prospective purchasers or tenants, to make repairs required of Landlord, to make repairs, alterations or additions which Landlord shall deem necessary, and to take upon the Premises all materials that may be required.

         15. ALTERATIONS AND IMPROVEMENTS, SIGNS. Tenant shall make no alterations in nor additions to the Premises without first obtaining the Landlord's written consent, which consent shall not be unreasonably withheld or delayed; provided, however, that Tenant is hereby authorized to place within the Premises drop ceilings, interior walls, passageways between Areas A and B, and a flammable storage area consistent with applicable fire codes. All erections, additions, fixtures and improvements (except trade fixtures whether or not attached, the movable office furniture and partitions of the Tenant), made in or upon the Premises, either by the Tenant or the Landlord, shall be the Landlord's property and shall remain upon the Premises at termination, by lapse of time or otherwise, without compensation to the Tenant. Any mechanics or other liens placed on the Premises as a result of any Tenant alterations made pursuant to this paragraph shall be promptly discharged by Tenant unless Tenant is contesting such lien in good faith and Tenant has made appropriate reserves thereof. Tenant shall not erect or install any signs on the exterior of the Premises except with the prior written consent of the landlord, which consent shall not be unreasonably withheld or delayed. Additionally, Tenant shall arrange with the City of Burlington to be in compliance with sign ordinances of the City.

         16. TENANT'S PROPERTY. All property placed on the Premises by, at the direction of, or with the consent of Tenant, its employees, agents, licensees or invitees, shall be at the risk of Tenant or the owner thereof, and Landlord shall not be liable for any loss of or damage to said property resulting from any cause whatsoever unless such loss or damage is the result of Landlord's negligent or willful acts or omissions.

         17. INSURANCE. Throughout the Initial Term of this Lease and any exercised Renewal Term(s), Landlord shall carry fire and extended coverage insurance insuring its interest in the Building and the Premises, such insurance to be written by such insurance companies and in such amounts satisfactory to Landlord. Tenant shall be responsible for fire and extended coverage insurance insuring its interest, if any, in improvements to or in the Premises and its interest in its office furniture, equipment, supplies and other property. Tenant shall maintain public liability insurance against any liability of Tenant and its authorized representatives arising out of and in connection with Tenant's use or occupancy of the premises up to One Million Dollars ($1,000,000) on account of bodily injuries to or death of one (1) person, and One Million Dollars ($1,000,000) on account of bodily injuries to or death of more than one
(1) person as the result of any one (1) accident or disaster and Five Hundred Thousand Dollars ($500,000) on account of damage to property.

         18. FIRE OR OTHER CASUALTY. Tenant shall give immediate notice to Landlord of partial damage to the Premises by fire or other casualty. Landlord shall cause the damage to be repaired with reasonable speed. Rent shall be proportionately reduced to the extent that the Premises are rendered untenable. If the Premises are destroyed or so damaged that in normal course the Premises cannot be made tenable within sixty (60) days, or if the damage

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occurs during the last ninety (90) days of the Term and Tenant does not exercise any option to renew, either Landlord or Tenant may terminate this Lease by written notice to the other. Rentals shall be adjusted as of the date of the damage and Tenant shall vacate the Premises within twenty (20) days from the notice of termination.

         19. CONDEMNATION. If the whole or any part of the Premises shall be taken or condemned by any competent authority for any public or quasi public use or purpose such as to render the Premises unsuitable for Tenant's use, in Tenant's discretion, then the Term shall terminate from the date that possession of the part taken shall be required and rentals shall be apportioned accordingly. The condemnation award shall be paid to Landlord except such portion as may be attributable to Tenant's property.

         20. QUIET ENJOYMENT. Landlord agrees that Tenant upon paying the rent and performing all the terms and conditions of this Lease shall quietly have, hold and enjoy the Premises for the Term aforesaid.

         21. NOTICES. Any notice or demand which by any provision of this Lease is required or permitted to be given by either party shall be deemed to have been sufficiently given for all purposes when made in writing and hand-delivered or sent in the United States mail as certified or registered mail, return receipt requested, postage prepaid and addressed:

         To Landlord:               Carolina Hosiery Mills, Inc.
                                    t/a Alamance Industrial Park
                                    P.O. Box 850
                                    Burlington, NC 27215

         To Tenant:                 AutoCyte, Inc.
                                    112 Orange Drive
                                    Elon College, NC 27244
                                    Attn:  William O. Green

         22. DEFAULT. The occurrence of one of the following events (an "Event of Default") shall constitute default by the Tenant:

                  (a) The rentals are not paid at the time and place due as provided herein. Landlord shall give Tenant ten (10) days' written notice of Landlord's intent to declare Tenant in default hereunder and Tenant shall have the right to cure such default within ten (10) days from receipt of the notice.

                  (b) Tenant fails to comply in any material respect with any term, provision, condition or covenant of the Lease (other than the payment of rent), and does not cure such failure within thirty (30) days after written notice by Landlord.

                  (c) Tenant files (or has filed against it) any petition or action for relief under any creditor's law (including bankruptcy, reorganization, or similar actions), either in state or federal court.


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                  (d) Tenant becomes insolvent or makes an assignment for
benefit of creditors;

                  (e) A receiver is appointed for Tenant;

                  (f) The leasehold interest of Tenant is attached or levied upon.

         23. LANDLORD'S REMEDIES UPON DEFAULT BY TENANT. Landlord shall have the following remedies if Tenant commits an Event of Default. These remedies are not exclusive; they are cumulative in addition to any remedies now or later allowed by law.

                  (a) Landlord shall have the right to terminate this Lease and Tenant's rights to possession of the Premises at any time without notice to vacate (any right to which is hereby waived by Tenant), and re-enter the premises and Landlord shall have the right to pursue its remedies at law or in equity to recover from Tenant all amounts of rent then due or thereafter accruing and such other damages as are caused by Tenant's default.

                  (b) No course of dealing between Landlord and Tenant or any delay on the part of Landlord in exercising any rights it may have under this Lease shall operate as a waiver of any of the rights of Landlord hereunder nor shall any waiver of a prior default operate as a waiver of any subsequent default or defaults and no express waiver shall affect any condition, covenant, rule or regulation other than the one specified in such waiver and that one only for the time and in the manner specifically stated.

         24.      INDEMNIFICATION.

                  (a) Tenant agrees to indemnify and defend Landlord and to save harmless Landlord, and the tenants, licensees, invitees, agents, servants and employees of Landlord against and from claims by or on behalf of any person, firm or corporation, arising by reason of injury to person or property occurring on the Premises, occasioned in whole or in part by any negligent or intentional act or omission on the part of Tenant.

                  (b) Landlord agrees to indemnify and defend Tenant and to save harmless Tenant, and the tenants, licensees, invitees, agents, servants and employees of Tenant against and from claims by or on behalf of any person, firm or corporation, arising by reason of injury to person or property occurring on the Premises, occasioned in whole or in part by any negligent or intentional act or omission on the part of Landlord.

         25. SUCCESSORS AND ASSIGNS. The provisions of this Lease shall bind and inure to the benefit of Landlord and Tenant, and their respective successors, heirs, legal representatives and assigns. "Landlord" and "Tenant" shall include male and female, singular or plural, corporation, partnership or individual, as may fit the particular party.

         26. MUTUAL WAIVER OF SUBROGATION. For the purpose of Waiver of Subrogation, the parties mutually release and waive unto the other all rights to claim damages, cost or expenses for any injuries to persons (including death) or property caused by casualty of any type whatsoever in or about the Premises, if the amount of such damages, cost or expense

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has been paid to such party under the terms of any policy of insurance. All insurance policies carried with respect to this Lease, if permitted under applicable law, shall contain a provision whereby the insurer waives, prior to loss, all rights of subrogation against either Landlord or Tenant.

         27. ENTIRE AGREEMENT. The Lease contains the entire understanding of the parties and no representations or agreements, oral or otherwise, not embodied herein shall be of any force or effect. This Lease shall be governed by and construed pursuant to the laws of the State of North Carolina.

         IN WITNESS WHEREOF, the parties hereby have duly executed this Lease Agreement and have hereunto set their hands and seals as of the day and year first above written.

                                              TENANT:


                                              AUTOCYTE, INC.


                                              BY: /s/ Ernest A. Knesel    (SEAL)
                                                  ------------------------
                                                  Vice President


ATTEST:


/s/ William T. Whelan
-------------------------------
____________Secretary


(CORPORATE SEAL)



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                                              LANDLORD:


                                              CAROLINA HOSIERY MILLS, INC.
                                              T/A ALAMANCE INDUSTRIAL PARK


                                              BY:_________________________(SEAL)
                                                 ___________President


ATTEST:


----------------------------
___________Secretary


(CORPORATE SEAL)



COMMONWEALTH OF MASSACHUSETTS

COUNTY OF Suffolk
          -------

         I, KAREN WANDERS, a Notary Public, do hereby certify that WILLIAM T. WHELAN personally appeared before me this day and acknowledged that he/she is the ________________ Secretary of AUTOCYTE, INC., a corporation, and that by authority duly given, and as the act of the corporation, the foregoing instrument was signed in its name by its VICE President, sealed with its corporate seal, and attested by him/her as its ___________ Secretary.

         WITNESS my hand and official seal this the 28TH day of JULY, 1997.


                                              /s/ Karen Wanders
                                              ------------------------------
                                              Notary Public


My commission expires:

   8/99
---------------------



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STATE OF NORTH CAROLINA

COUNTY OF ALAMANCE

         I, ____________________, a Notary Public, do hereby certify that _____________________ personally appeared before me this day and acknowledged that he/she is the ________________ Secretary of CAROLINA HOSIERY MILLS, INC., T/A ALAMANCE INDUSTRIAL PARK, a corporation, and that by authority duly given, and as the act of the corporation, the foregoing instrument was signed in its name by its __________ President, sealed with its corporate seal, and attested by him/her as its ___________ Secretary.

         WITNESS my hand and official seal this the ______ day of ____________, 1997.



                                              ----------------------------------
                                              Notary Public


My commission expires:


----------------------



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                                   EXHIBIT "A"


Attached to and made a part of that certain Lease Agreement between Carolina Hosiery Mills, Inc., t/a Alamance Industrial Park ("Landlord") and AutoCyte, Inc. ("Tenant"), dated as of the _____ day of May, 1997.


1.       Legal Description of Leased Property:

         A.       Legal Description of Area A:

                  Attached Site Plan - EXHIBIT "A-1"






         B.       Legal Description of Area B:

                  Attached Site Plan - EXHIBIT "A-1"






2.       Plans and Specifications for Addition to Area B:

         A. Plans prepared by Alley Williams Carmen & King, dated June 9, 1997 consisting of ____ pages or sheets, which have been initialed by the parties.

         B. Specifications prepared by Alley Williams Carmen & King, dated June 9, 1997 consisting of ____ pages, each of which has been initialed by the parties.













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EXHIBIT "A-1"




                      [GRAPHIC -- DIAGRAM OF SPACE LEASED]










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